Exhibit 99.1

News Release

Trustmark Corporation Announces Fourth Quarter and Fiscal Year 2023 Financial Results

Performance Reflects Continued Loan and Deposit Growth,

Solid Credit Quality, and Diversified Revenue Base

JACKSON, Miss. – January 23, 2024 – Trustmark Corporation (NASDAQGS:TRMK) reported net income of $36.1 million in the fourth quarter of 2023, representing diluted earnings per share of $0.59. For the full year, Trustmark’s net income totaled $165.5 million, representing diluted earnings per share of $2.70. Trustmark’s net income in 2023 produced a return on average tangible equity of 14.04% and a return on average assets of 0.89%. Trustmark’s Board of Directors declared a quarterly cash dividend of $0.23 per share payable March 15, 2024, to shareholders of record on March 1, 2024.

2023 Highlights

•
Loans held for investment (HFI) increased $746.5 million, or 6.1%, in 2023
•
Net charge-offs represented 0.06% of average loans in 2023
•
Deposits increased $1.1 billion, or 7.8%, in 2023
•
Net interest income (FTE) totaled $566.3 million, up 11.7% in 2023 to produce a net interest margin of 3.32%, up 15 basis points from 2022
•
Insurance revenue increased 7.2% while wealth management remained stable
•
Noninterest income totaled $207.0 million and represented 27.2% of total revenue
•
Total revenue increased $60.0 million, or 8.6%, to $759.8 million in 2023
•
Continued technology investments to enhance efficiency and productivity
•
Noninterest expense totaled $537.9 million in 2023; adjusted noninterest expense totaled $527.9 million, up 5.9% from the prior year; please refer to the Consolidated Financial Information Note 7 – Non-GAAP Financial Measures

Duane A. Dewey, President and CEO, commented, “We continued to make significant progress across the organization. Our performance reflected solid loan production and credit quality, and continued deposit growth in an increasingly competitive marketplace. We achieved double-digit growth in net interest income in 2023 while noninterest income continued to expand thanks in part to another record year in our insurance business and commendable results in our banking, mortgage banking and wealth management businesses. We have a tremendous team of associates focused on expanding customer relationships and demonstrating the value Trustmark can provide as their trusted financial partner. Looking forward, we will continue to pursue opportunities to redesign workflows and restructure the organization to further leverage investments in technology that will broaden our reach, enhance the customer experience, and improve efficiency. We remain focused on providing the financial services and advice our customers have come to expect while building long-term value for our shareholders.”

Balance Sheet Management

•
Loans HFI increased $140.3 million, or 1.1%, during the quarter
•
Total deposits increased $467.8 million, or 3.1%, linked-quarter
•
Maintained strong capital position with CET1 ratio of 10.04% and total risk-based capital ratio of 12.29%

Loans HFI totaled $13.0 billion at December 31, 2023, reflecting an increase of $140.3 million, or 1.1%, linked-quarter and $746.5 million, or 6.1%, year-over-year. The linked-quarter growth reflected increases in commercial and industrial loans, other real estate secured loans, other loans and leases, and state and other political subdivision loans offset in part by declines in construction, land development and other land loans, and loans secured by nonfarm, nonresidential properties. Trustmark’s loan portfolio remains well-diversified by loan type and geography.

Deposits totaled $15.6 billion at December 31, 2023, up $467.8 million, or 3.1%, from the prior quarter and up $1.1 billion, or 7.8%, year-over-year. Trustmark continues to maintain a strong liquidity position as loans HFI represented 83.2% of total deposits at year-end 2023. Noninterest-bearing deposits represented 20.5% of total deposits at December 31, 2023. Interest-bearing deposit costs totaled 2.67% for the fourth quarter, an increase of 28 basis points linked-quarter. The total cost of interest-bearing liabilities was 2.89% for the fourth quarter of 2023, an increase of 17 basis points from the prior quarter.

Trustmark did not repurchase any of its common shares in 2023. As previously announced, Trustmark’s Board of Directors authorized a stock repurchase program effective January 1, 2024, under which $50.0 million of Trustmark’s outstanding shares may be acquired through December 31, 2024. The repurchase program, which is subject to market conditions and management discretion, will continue to be implemented through open market repurchases or privately negotiated transactions. At December 31, 2023, Trustmark’s tangible equity to tangible assets ratio was 6.95%, while the total risk-based capital ratio was 12.29%. Tangible book value per share was $20.87 at December 31, 2023, up 7.7% from the prior quarter and 15.2% from the prior year.

Credit Quality

•
Net charge-offs totaled $2.2 million, representing 0.07% of average loans in the fourth quarter
•
Provision for credit losses for loans HFI was $7.6 million in the fourth quarter
•
Allowance for credit losses (ACL) represented 1.08% of loans HFI and 249.31% of nonperforming loans, excluding individually analyzed loans at year-end

Nonaccrual loans totaled $100.0 million at December 31, 2023, an increase of $9.1 million from the prior quarter and $34.0 million year-over-year. Other real estate totaled $6.9 million, reflecting increases of $1.4 million and $4.9 million from the prior quarter and prior year, respectively. Collectively, nonperforming assets totaled $106.9 million, representing 0.81% of loans HFI and held for sale (HFS) at December 31, 2023.

The provision for credit losses for loans HFI was $7.6 million in the fourth quarter and was primarily attributable to loan growth, net adjustments to the qualitative factors, and changes in the macroeconomic forecast. The provision for credit losses for off-balance sheet credit exposures was a negative $888 thousand in the fourth quarter. Collectively, the provision for credit losses totaled $6.7 million in the fourth quarter compared to $8.4 million in the prior quarter and $12.1 million in the fourth quarter of 2022.

Allocation of Trustmark’s $139.4 million ACL on loans HFI represented 0.85% of commercial loans and 1.81% of consumer and home mortgage loans, resulting in an ACL to total loans HFI of 1.08% at December 31, 2023. Management believes the level of the ACL is commensurate with the credit losses currently expected in the loan portfolio.

Revenue Generation

•
Net interest income (FTE) totaled $140.0 million in the fourth quarter, down 1.3% linked-quarter
•
Net interest margin totaled 3.25% in the fourth quarter, down 4 basis points from the prior quarter
•
Noninterest income totaled $49.8 million, representing 26.7% of total revenue in the fourth quarter

Revenue in the fourth quarter totaled $186.5 million, a decrease of 2.3% from the prior quarter and 2.7% from the same quarter in the prior year. The linked-quarter decrease reflects lower noninterest income and net interest income while the year-over-year decline reflects growth in noninterest income being more than offset by lower net interest income. In 2023, revenue totaled $759.8 million, an increase of 8.6% from the prior year.

Net interest income (FTE) in the fourth quarter totaled $140.0 million, resulting in a net interest margin of 3.25%, down 4 basis points from the prior quarter. The decrease in the net interest margin was primarily due to increased costs of interest-bearing liabilities, which was offset in part by higher yields on the loans HFI and HFS portfolio.

Noninterest income in the fourth quarter totaled $49.8 million, a decrease of $2.4 million from the prior quarter and an increase of $4.6 million from the prior year. The linked-quarter change reflects a seasonal decline in insurance revenue, as well as lower mortgage banking and wealth management revenue. The increase in noninterest income year-over-year was well diversified across all fee-based categories.

Mortgage loan production in the fourth quarter totaled $271.9 million, a decline of 30.3% linked-quarter and 30.4% year-over-year. Mortgage banking revenue totaled $5.5 million in the fourth quarter, a decrease of $939 thousand from the prior quarter and an increase of $2.1 million year-over-year. The linked-quarter decline is attributable to an increase in net negative hedge ineffectiveness. In 2023, mortgage loan production totaled $1.5 billion, down 31.6% from the prior year. Mortgage banking revenue totaled $26.2 million in 2023, down $2.1 million from the prior year.

Insurance revenue in the fourth quarter totaled $13.2 million, a seasonal decline of $2.1 million from the prior quarter and an increase of $1.2 million from the prior year. Insurance revenue in 2023 totaled $57.6 million, up $3.8 million, or 7.2%, from the prior year. The solid performance during the year reflects an expanded producer workforce, a hardening of the insurance market, and the realization of operational efficiencies from investments in technology and improved processes.

Wealth management revenue totaled $8.7 million in the fourth quarter, down 1.3% from the prior quarter and up 7.2% from the prior year. The linked-quarter decline is principally due to reduced trust management revenue offset in part by increased brokerage revenue while the year-over-year change is attributable to increased investment services revenue. In 2023, wealth management revenue totaled $35.1 million, in line with the prior year. During 2023, Trustmark selectively expanded its salesforce in the Houston, Mobile, Jackson, and Florida Panhandle markets.

Noninterest Expense

•
Total noninterest expense in the fourth quarter was $136.4 million; adjusted noninterest expense, which excludes ORE expense, amortization of intangibles, charitable contributions resulting in state tax credits, reduction in force expense, and litigation settlement expense, totaled $134.8 million, up $723 thousand from the prior quarter. Please refer to the Consolidated Financial Information Note 7 – Non-GAAP Financial Measures
•
FDIC assessment expense totaled $4.8 million in the fourth quarter, up $1.1 million, or 28.7%, from the prior quarter

Salaries and employee benefits expense in the fourth quarter totaled $78.0 million, an increase of $1.3 million, or 1.7% from the prior quarter. Excluding reduction in force expense related to restructuring initiatives of $1.4 million, salaries and benefits expense totaled $76.6 million, a decline of $69 thousand from the prior quarter. Total services and fees in the fourth quarter totaled $27.9 million, unchanged from the prior quarter. Net occupancy – premises expense during the fourth quarter totaled $7.4 million, unchanged from the prior quarter. Equipment expense declined 4.4% linked-quarter to total $6.5 million. Other expense increased $943 thousand, or 6.0%, linked-quarter principally due to increased FDIC assessment expense.

Additional Information

As previously announced, Trustmark will conduct a conference call with analysts on Wednesday, January 24, 2024, at 8:30 a.m. Central Time to discuss the Corporation’s financial results. Interested parties may listen to the conference call by dialing (877) 317-3051 or by clicking on the link provided under the Investor Relations section of our website at www.trustmark.com. A replay of the conference call will also be available through Wednesday, February 7, 2024, in archived format at the same web address or by calling (877) 344-7529, passcode 6776577.

Trustmark is a financial services company providing banking and financial solutions through offices in Alabama, Florida, Georgia, Mississippi, Tennessee and Texas. Visit trustmark.com for more information.

Forward-Looking Statements

Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “seek,” “continue,” “could,” “would,” “future” or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information. These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things, and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements. You should be aware that the occurrence of the events described under the caption “Risk Factors” in Trustmark’s filings with the Securities and Exchange Commission (SEC) could have an adverse effect on our business, results of operations and financial condition. Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected.

Risks that could cause actual results to differ materially from current expectations of Management include, but are not limited to, changes in the level of nonperforming assets and charge-offs, an increase in unemployment levels and slowdowns in economic growth, actions by the Board of Governors of the Federal Reserve System (FRB) that impact the level of market interest rates, local, state and national economic and market conditions, conditions in the housing and real estate markets in the regions in which Trustmark operates and the extent and duration of the current volatility in the credit and financial markets, levels of and volatility in crude oil prices, changes in our ability to measure the fair value of assets in our portfolio, material changes in the level and/or volatility of market interest rates, the impacts related to or resulting from recent bank failures and other economic and industry volatility, including potential increased regulatory requirements and costs and potential impacts to macroeconomic conditions, the performance and demand for the products and services we offer, including the level and timing of withdrawals from our deposit accounts, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, our ability to attract noninterest-bearing deposits and other low-cost funds, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, economic conditions, including the potential impact of issues related to the European financial system and monetary and other governmental actions designed to address credit, securities, and/or commodity markets, the enactment of legislation and changes in existing regulations or enforcement practices or the adoption of new regulations, changes in accounting standards and practices, including changes in the interpretation of existing standards, that affect our consolidated financial statements, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of our borrowers, changes in our ability to control expenses, greater than expected costs or difficulties related to the integration of acquisitions or new products and lines of business, cyber-attacks and other breaches which could affect our information system security, natural disasters, environmental disasters, pandemics or other health crises, acts of war or terrorism, and other risks described in our filings with the SEC.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Except as required by law, we undertake no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

Trustmark Investor Contacts:	Trustmark Media Contact:
Thomas C. Owens	Melanie A. Morgan
Treasurer and	Senior Vice President
Principal Financial Officer	601-208-2979
601-208-7853

F. Joseph Rein, Jr.

Senior Vice President

601-208-6898

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2023
($ in thousands)
(unaudited)

				Linked Quarter		Year over Year
QUARTERLY AVERAGE BALANCES	12/31/2023	9/30/2023	12/31/2022	$ Change	% Change	$ Change	% Change
Securities AFS-taxable	$1,986,825	$2,049,006	$2,572,675	$(62,181)	-3.0%	$(585,850)	-22.8%
Securities AFS-nontaxable	4,246	4,779	4,828	(533)	-11.2%	(582)	-12.1%
Securities HTM-taxable	1,430,169	1,445,895	1,268,952	(15,726)	-1.1%	161,217	12.7%
Securities HTM-nontaxable	340	907	4,514	(567)	-62.5%	(4,174)	-92.5%
Total securities	3,421,580	3,500,587	3,850,969	(79,007)	-2.3%	(429,389)	-11.2%
Paycheck protection program loans (PPP)	—	—	3,235	—	n/m	(3,235)	-100.0%
Loans (includes loans held for sale)	13,010,028	12,926,942	12,006,661	83,086	0.6%	1,003,367	8.4%
Fed funds sold and reverse repurchases	121	230	6,566	(109)	-47.4%	(6,445)	-98.2%
Other earning assets	670,477	682,644	375,190	(12,167)	-1.8%	295,287	78.7%
Total earning assets	17,102,206	17,110,403	16,242,621	(8,197)	0.0%	859,585	5.3%
Allowance for credit losses (ACL), loans held for investment (LHFI)	(133,742)	(127,915)	(114,948)	(5,827)	-4.6%	(18,794)	-16.4%
Other assets	1,749,069	1,721,310	1,630,085	27,759	1.6%	118,984	7.3%
Total assets	$18,717,533	$18,703,798	$17,757,758	$13,735	0.1%	$959,775	5.4%

Interest-bearing demand deposits	$5,053,935	$4,875,714	$4,719,303	$178,221	3.7%	$334,632	7.1%
Savings deposits	3,526,600	3,642,158	4,379,673	(115,558)	-3.2%	(853,073)	-19.5%
Time deposits	3,427,384	3,075,224	1,152,905	352,160	11.5%	2,274,479	n/m
Total interest-bearing deposits	12,007,919	11,593,096	10,251,881	414,823	3.6%	1,756,038	17.1%
Fed funds purchased and repurchases	403,041	414,696	549,406	(11,655)	-2.8%	(146,365)	-26.6%
Other borrowings	590,765	912,151	530,993	(321,386)	-35.2%	59,772	11.3%
Subordinated notes	123,446	123,391	123,226	55	0.0%	220	0.2%
Junior subordinated debt securities	61,856	61,856	61,856	—	0.0%	—	0.0%
Total interest-bearing liabilities	13,187,027	13,105,190	11,517,362	81,837	0.6%	1,669,665	14.5%
Noninterest-bearing deposits	3,296,351	3,429,815	4,177,113	(133,464)	-3.9%	(880,762)	-21.1%
Other liabilities	641,662	585,908	569,992	55,754	9.5%	71,670	12.6%
Total liabilities	17,125,040	17,120,913	16,264,467	4,127	0.0%	860,573	5.3%
Shareholders' equity	1,592,493	1,582,885	1,493,291	9,608	0.6%	99,202	6.6%
Total liabilities and equity	$18,717,533	$18,703,798	$17,757,758	$13,735	0.1%	$959,775	5.4%

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2023
($ in thousands)
(unaudited)

				Linked Quarter		Year over Year
PERIOD END BALANCES	12/31/2023	9/30/2023	12/31/2022	$ Change	% Change	$ Change	% Change
Cash and due from banks	$975,543	$750,492	$734,787	$225,051	30.0%	$240,756	32.8%
Fed funds sold and reverse repurchases	—	—	4,000	—	n/m	(4,000)	-100.0%
Securities available for sale	1,762,878	1,766,174	2,024,082	(3,296)	-0.2%	(261,204)	-12.9%
Securities held to maturity	1,426,279	1,438,287	1,494,514	(12,008)	-0.8%	(68,235)	-4.6%
PPP loans	—	—	—	—	n/m	—	n/m
Loans held for sale (LHFS)	184,812	169,244	135,226	15,568	9.2%	49,586	36.7%
Loans held for investment (LHFI)	12,950,524	12,810,259	12,204,039	140,265	1.1%	746,485	6.1%
ACL LHFI	(139,367)	(134,031)	(120,214)	(5,336)	-4.0%	(19,153)	-15.9%
Net LHFI	12,811,157	12,676,228	12,083,825	134,929	1.1%	727,332	6.0%
Premises and equipment, net	232,537	230,718	212,365	1,819	0.8%	20,172	9.5%
Mortgage servicing rights	131,870	142,379	129,677	(10,509)	-7.4%	2,193	1.7%
Goodwill	384,237	384,237	384,237	—	0.0%	—	0.0%
Identifiable intangible assets	2,965	3,093	3,640	(128)	-4.1%	(675)	-18.5%
Other real estate	6,867	5,485	1,986	1,382	25.2%	4,881	n/m
Operating lease right-of-use assets	38,142	39,639	36,301	(1,497)	-3.8%	1,841	5.1%
Other assets	764,902	784,863	770,838	(19,961)	-2.5%	(5,936)	-0.8%
Total assets	$18,722,189	$18,390,839	$18,015,478	$331,350	1.8%	$706,711	3.9%

Deposits:
Noninterest-bearing	$3,197,620	$3,320,124	$4,093,771	$(122,504)	-3.7%	$(896,151)	-21.9%
Interest-bearing	12,372,143	11,781,799	10,343,877	590,344	5.0%	2,028,266	19.6%
Total deposits	15,569,763	15,101,923	14,437,648	467,840	3.1%	1,132,115	7.8%
Fed funds purchased and repurchases	405,745	321,799	449,331	83,946	26.1%	(43,586)	-9.7%
Other borrowings	483,230	793,193	1,050,938	(309,963)	-39.1%	(567,708)	-54.0%
Subordinated notes	123,482	123,427	123,262	55	0.0%	220	0.2%
Junior subordinated debt securities	61,856	61,856	61,856	—	0.0%	—	0.0%
ACL on off-balance sheet credit exposures	34,057	34,945	36,838	(888)	-2.5%	(2,781)	-7.5%
Operating lease liabilities	41,584	42,730	38,932	(1,146)	-2.7%	2,652	6.8%
Other liabilities	340,625	340,615	324,405	10	0.0%	16,220	5.0%
Total liabilities	17,060,342	16,820,488	16,523,210	239,854	1.4%	537,132	3.3%
Common stock	12,725	12,724	12,705	1	0.0%	20	0.2%
Capital surplus	159,688	158,316	154,645	1,372	0.9%	5,043	3.3%
Retained earnings	1,709,157	1,687,199	1,600,321	21,958	1.3%	108,836	6.8%
Accumulated other comprehensive income (loss), net of tax	(219,723)	(287,888)	(275,403)	68,165	23.7%	55,680	20.2%
Total shareholders' equity	1,661,847	1,570,351	1,492,268	91,496	5.8%	169,579	11.4%
Total liabilities and equity	$18,722,189	$18,390,839	$18,015,478	$331,350	1.8%	$706,711	3.9%

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2023
($ in thousands except per share data)
(unaudited)

	Quarter Ended			Linked Quarter		Year over Year
INCOME STATEMENTS	12/31/2023	9/30/2023	12/31/2022	$ Change	% Change	$ Change	% Change
Interest and fees on LHFS & LHFI-FTE	$210,288	$206,523	$159,566	$3,765	1.8%	$50,722	31.8%
Interest and fees on PPP loans	—	—	101	—	n/m	(101)	-100.0%
Interest on securities-taxable	15,936	16,624	16,577	(688)	-4.1%	(641)	-3.9%
Interest on securities-tax exempt-FTE	44	58	93	(14)	-24.1%	(49)	-52.7%
Interest on fed funds sold and reverse repurchases	2	3	71	(1)	-33.3%	(69)	-97.2%
Other interest income	9,918	8,613	3,556	1,305	15.2%	6,362	n/m
Total interest income-FTE	236,188	231,821	179,964	4,367	1.9%	56,224	31.2%
Interest on deposits	80,847	69,797	18,438	11,050	15.8%	62,409	n/m
Interest on fed funds purchased and repurchases	5,347	5,375	4,762	(28)	-0.5%	585	12.3%
Other interest expense	9,946	14,713	6,730	(4,767)	-32.4%	3,216	47.8%
Total interest expense	96,140	89,885	29,930	6,255	7.0%	66,210	n/m
Net interest income-FTE	140,048	141,936	150,034	(1,888)	-1.3%	(9,986)	-6.7%
Provision for credit losses, LHFI	7,585	8,322	6,902	(737)	-8.9%	683	9.9%
Provision for credit losses, off-balance sheet credit exposures	(888)	104	5,215	(992)	n/m	(6,103)	n/m
Net interest income after provision-FTE	133,351	133,510	137,917	(159)	-0.1%	(4,566)	-3.3%
Service charges on deposit accounts	11,311	11,074	11,162	237	2.1%	149	1.3%
Bank card and other fees	8,502	8,217	8,191	285	3.5%	311	3.8%
Mortgage banking, net	5,519	6,458	3,408	(939)	-14.5%	2,111	61.9%
Insurance commissions	13,197	15,303	12,019	(2,106)	-13.8%	1,178	9.8%
Wealth management	8,657	8,773	8,079	(116)	-1.3%	578	7.2%
Other, net	2,579	2,399	2,311	180	7.5%	268	11.6%
Securities gains (losses), net	39	—	—	39	n/m	39	n/m
Total noninterest income	49,804	52,224	45,170	(2,420)	-4.6%	4,634	10.3%
Salaries and employee benefits	78,003	76,666	73,469	1,337	1.7%	4,534	6.2%
Services and fees (2)	27,906	27,882	27,709	24	0.1%	197	0.7%
Net occupancy-premises	7,362	7,383	7,898	(21)	-0.3%	(536)	-6.8%
Equipment expense	6,517	6,816	6,268	(299)	-4.4%	249	4.0%
Litigation settlement expense (1)	—	6,500	100,750	(6,500)	-100.0%	(100,750)	-100.0%
Other expense (2)	16,641	15,698	15,135	943	6.0%	1,506	10.0%
Total noninterest expense	136,429	140,945	231,229	(4,516)	-3.2%	(94,800)	-41.0%
Income (loss) before income taxes and tax eq adj	46,726	44,789	(48,142)	1,937	4.3%	94,868	n/m
Tax equivalent adjustment	3,306	3,299	3,451	7	0.2%	(145)	-4.2%
Income (loss) before income taxes	43,420	41,490	(51,593)	1,930	4.7%	95,013	n/m
Income taxes	7,297	7,461	(17,530)	(164)	-2.2%	24,827	n/m
Net income (loss)	$36,123	$34,029	$(34,063)	$2,094	6.2%	$70,186	n/m

Per share data
Earnings (loss) per share - basic	$0.59	$0.56	$(0.56)	$0.03	5.4%	$1.15	n/m

Earnings (loss) per share - diluted	$0.59	$0.56	$(0.56)	$0.03	5.4%	$1.15	n/m

Dividends per share	$0.23	$0.23	$0.23	—	0.0%	—	0.0%

Weighted average shares outstanding
Basic	61,070,481	61,069,750	60,969,400

Diluted	61,296,840	61,263,032	61,173,249

Period end shares outstanding	61,071,173	61,070,095	60,977,686

(1) See Note 1 - Litigation Settlement in the Notes to Consolidated Financials for additional information.
(2) During the first quarter of 2023, Trustmark reclassified its debit card transaction fees from other expense to services and fees. Prior periods have been reclassified accordingly.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2023
($ in thousands)
(unaudited)

	Quarter Ended			Linked Quarter		Year over Year
NONPERFORMING ASSETS (1)	12/31/2023	9/30/2023	12/31/2022	$ Change	% Change	$ Change	% Change
Nonaccrual LHFI
Alabama (2)	$23,271	$23,530	$12,300	$(259)	-1.1%	$10,971	89.2%
Florida	170	151	227	19	12.6%	(57)	-25.1%
Mississippi (3)	54,615	45,050	24,683	9,565	21.2%	29,932	n/m
Tennessee (4)	1,802	1,841	5,566	(39)	-2.1%	(3,764)	-67.6%
Texas	20,150	20,327	23,196	(177)	-0.9%	(3,046)	-13.1%
Total nonaccrual LHFI	100,008	90,899	65,972	9,109	10.0%	34,036	51.6%
Other real estate
Alabama (2)	1,397	315	194	1,082	n/m	1,203	n/m
Mississippi (3)	1,242	942	1,769	300	31.8%	(527)	-29.8%
Tennessee (4)	—	—	23	—	n/m	(23)	-100.0%
Texas	4,228	4,228	—	—	0.0%	4,228	n/m
Total other real estate	6,867	5,485	1,986	1,382	25.2%	4,881	n/m
Total nonperforming assets	$106,875	$96,384	$67,958	$10,491	10.9%	$38,917	57.3%

LOANS PAST DUE OVER 90 DAYS (1)
LHFI	$5,790	$3,804	$3,929	$1,986	52.2%	$1,861	47.4%

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$51,243	$42,532	$49,320	$8,711	20.5%	$1,923	3.9%

	Quarter Ended			Linked Quarter		Year over Year
ACL LHFI (1)	12/31/2023	9/30/2023	12/31/2022	$ Change	% Change	$ Change	% Change
Beginning Balance	$134,031	$129,298	$115,050	$4,733	3.7%	$18,981	16.5%
Provision for credit losses, LHFI	7,585	8,322	6,902	(737)	-8.9%	683	9.9%
Charge-offs	(4,250)	(7,496)	(3,893)	3,246	43.3%	(357)	-9.2%
Recoveries	2,001	3,907	2,155	(1,906)	-48.8%	(154)	-7.1%
Net (charge-offs) recoveries	(2,249)	(3,589)	(1,738)	1,340	37.3%	(511)	-29.4%
Ending Balance	$139,367	$134,031	$120,214	$5,336	4.0%	$19,153	15.9%

NET (CHARGE-OFFS) RECOVERIES (1)
Alabama (2)	$(299)	$(165)	$98	$(134)	-81.2%	$(397)	n/m
Florida	180	21	(60)	159	n/m	240	n/m
Mississippi (3)	(1,943)	(1,867)	(1,657)	(76)	-4.1%	(286)	-17.3%
Tennessee (4)	(193)	2,127	(195)	(2,320)	n/m	2	-1.0%
Texas	6	(3,705)	76	3,711	n/m	(70)	-92.1%
Total net (charge-offs) recoveries	$(2,249)	$(3,589)	$(1,738)	$1,340	37.3%	$(511)	-29.4%

(1) Excludes PPP loans.
(2) Alabama includes the Georgia Loan Production Office.
(3) Mississippi includes Central and Southern Mississippi Regions.
(4) Tennessee includes Memphis, Tennessee and Northern Mississippi Regions.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2023
($ in thousands)
(unaudited)

	Quarter Ended					Year Ended
AVERAGE BALANCES	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022	12/31/2023	12/31/2022
Securities AFS-taxable	$1,986,825	$2,049,006	$2,140,505	$2,187,121	$2,572,675	$2,090,201	$2,932,054
Securities AFS-nontaxable	4,246	4,779	4,796	4,812	4,828	4,657	4,997
Securities HTM-taxable	1,430,169	1,445,895	1,463,086	1,479,283	1,268,952	1,454,450	911,010
Securities HTM-nontaxable	340	907	1,718	4,509	4,514	1,854	5,623
Total securities	3,421,580	3,500,587	3,610,105	3,675,725	3,850,969	3,551,162	3,853,684
PPP loans	—	—	—	—	3,235	—	14,868
Loans (includes loans held for sale)	13,010,028	12,926,942	12,732,057	12,530,449	12,006,661	12,801,531	11,236,388
Fed funds sold and reverse repurchases	121	230	3,275	2,379	6,566	1,492	1,753
Other earning assets	670,477	682,644	903,027	647,760	375,190	728,181	907,414
Total earning assets	17,102,206	17,110,403	17,248,464	16,856,313	16,242,621	17,082,366	16,014,107
ACL LHFI	(133,742)	(127,915)	(121,960)	(119,978)	(114,948)	(125,942)	(104,138)
Other assets	1,749,069	1,721,310	1,648,583	1,762,449	1,630,085	1,718,058	1,567,921
Total assets	$18,717,533	$18,703,798	$18,775,087	$18,498,784	$17,757,758	$18,674,482	$17,477,890

Interest-bearing demand deposits	$5,053,935	$4,875,714	$4,803,737	$4,751,154	$4,719,303	$4,871,977	$4,585,955
Savings deposits	3,526,600	3,642,158	4,002,134	4,193,764	4,379,673	3,838,791	4,579,742
Time deposits	3,427,384	3,075,224	2,335,752	1,907,449	1,152,905	2,691,682	1,153,983
Total interest-bearing deposits	12,007,919	11,593,096	11,141,623	10,852,367	10,251,881	11,402,450	10,319,680
Fed funds purchased and repurchases	403,041	414,696	389,834	436,535	549,406	410,945	283,328
Other borrowings	590,765	912,151	1,330,010	1,110,843	530,993	984,315	198,672
Subordinated notes	123,446	123,391	123,337	123,281	123,226	123,364	123,144
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856	61,856	61,856
Total interest-bearing liabilities	13,187,027	13,105,190	13,046,660	12,584,882	11,517,362	12,982,930	10,986,680
Noninterest-bearing deposits	3,296,351	3,429,815	3,595,927	3,813,248	4,177,113	3,532,134	4,452,046
Other liabilities	641,662	585,908	552,209	576,826	569,992	589,320	434,310
Total liabilities	17,125,040	17,120,913	17,194,796	16,974,956	16,264,467	17,104,384	15,873,036
Shareholders' equity	1,592,493	1,582,885	1,580,291	1,523,828	1,493,291	1,570,098	1,604,854
Total liabilities and equity	$18,717,533	$18,703,798	$18,775,087	$18,498,784	$17,757,758	$18,674,482	$17,477,890

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2023
($ in thousands)
(unaudited)

PERIOD END BALANCES	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
Cash and due from banks	$975,543	$750,492	$832,052	$1,297,144	$734,787
Fed funds sold and reverse repurchases	—	—	—	—	4,000
Securities available for sale	1,762,878	1,766,174	1,871,883	1,984,162	2,024,082
Securities held to maturity	1,426,279	1,438,287	1,458,665	1,474,338	1,494,514
PPP loans	—	—	—	—	—
LHFS	184,812	169,244	181,094	175,926	135,226
LHFI	12,950,524	12,810,259	12,613,967	12,497,195	12,204,039
ACL LHFI	(139,367)	(134,031)	(129,298)	(122,239)	(120,214)
Net LHFI	12,811,157	12,676,228	12,484,669	12,374,956	12,083,825
Premises and equipment, net	232,537	230,718	227,630	223,975	212,365
Mortgage servicing rights	131,870	142,379	134,350	127,206	129,677
Goodwill	384,237	384,237	384,237	384,237	384,237
Identifiable intangible assets	2,965	3,093	3,222	3,352	3,640
Other real estate	6,867	5,485	1,137	1,684	1,986
Operating lease right-of-use assets	38,142	39,639	38,179	35,315	36,301
Other assets	764,902	784,863	805,508	794,883	770,838
Total assets	$18,722,189	$18,390,839	$18,422,626	$18,877,178	$18,015,478

Deposits:
Noninterest-bearing	$3,197,620	$3,320,124	$3,461,073	$3,797,055	$4,093,771
Interest-bearing	12,372,143	11,781,799	11,452,827	10,986,606	10,343,877
Total deposits	15,569,763	15,101,923	14,913,900	14,783,661	14,437,648
Fed funds purchased and repurchases	405,745	321,799	311,179	477,980	449,331
Other borrowings	483,230	793,193	1,056,714	1,485,181	1,050,938
Subordinated notes	123,482	123,427	123,372	123,317	123,262
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856
ACL on off-balance sheet credit exposures	34,057	34,945	34,841	34,596	36,838
Operating lease liabilities	41,584	42,730	40,845	37,988	38,932
Other liabilities	340,625	340,615	308,726	310,500	324,405
Total liabilities	17,060,342	16,820,488	16,851,433	17,315,079	16,523,210
Common stock	12,725	12,724	12,724	12,720	12,705
Capital surplus	159,688	158,316	156,834	155,297	154,645
Retained earnings	1,709,157	1,687,199	1,667,339	1,636,463	1,600,321
Accumulated other comprehensive income (loss), net of tax	(219,723)	(287,888)	(265,704)	(242,381)	(275,403)
Total shareholders' equity	1,661,847	1,570,351	1,571,193	1,562,099	1,492,268
Total liabilities and equity	$18,722,189	$18,390,839	$18,422,626	$18,877,178	$18,015,478

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2023
($ in thousands except per share data)
(unaudited)

	Quarter Ended					Year Ended
INCOME STATEMENTS	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022	12/31/2023	12/31/2022
Interest and fees on LHFS & LHFI-FTE	$210,288	$206,523	$192,941	$178,967	$159,566	$788,719	$485,246
Interest and fees on PPP loans	—	—	—	—	101	—	639
Interest on securities-taxable	15,936	16,624	16,779	16,761	16,577	66,100	59,717
Interest on securities-tax exempt-FTE	44	58	69	92	93	263	422
Interest on fed funds sold and reverse repurchases	2	3	45	30	71	80	74
Other interest income	9,918	8,613	12,077	6,527	3,556	37,135	8,080
Total interest income-FTE	236,188	231,821	221,911	202,377	179,964	892,297	554,178
Interest on deposits	80,847	69,797	54,409	40,898	18,438	245,951	29,069
Interest on fed funds purchased and repurchases	5,347	5,375	4,865	4,832	4,762	20,419	6,127
Other interest expense	9,946	14,713	19,350	15,575	6,730	59,584	11,929
Total interest expense	96,140	89,885	78,624	61,305	29,930	325,954	47,125
Net interest income-FTE	140,048	141,936	143,287	141,072	150,034	566,343	507,053
Provision for credit losses, LHFI	7,585	8,322	8,211	3,244	6,902	27,362	21,677
Provision for credit losses, off-balance sheet credit exposures	(888)	104	245	(2,242)	5,215	(2,781)	1,215
Net interest income after provision-FTE	133,351	133,510	134,831	140,070	137,917	541,762	484,161
Service charges on deposit accounts	11,311	11,074	10,695	10,336	11,162	43,416	42,157
Bank card and other fees	8,502	8,217	8,917	7,803	8,191	33,439	36,105
Mortgage banking, net	5,519	6,458	6,600	7,639	3,408	26,216	28,306
Insurance commissions	13,197	15,303	14,764	14,305	12,019	57,569	53,721
Wealth management	8,657	8,773	8,882	8,780	8,079	35,092	35,013
Other, net	2,579	2,399	3,695	2,514	2,311	11,187	9,842
Securities gains (losses), net	39	—	—	—	—	39	—
Total noninterest income	49,804	52,224	53,553	51,377	45,170	206,958	205,144
Salaries and employee benefits	78,003	76,666	75,940	74,056	73,469	304,665	287,440
Services and fees (2)	27,906	27,882	28,264	25,426	27,709	109,478	105,469
Net occupancy-premises	7,362	7,383	7,108	7,629	7,898	29,482	29,264
Equipment expense	6,517	6,816	6,404	6,405	6,268	26,142	24,448
Litigation settlement expense (1)	—	6,500	—	—	100,750	6,500	100,750
Other expense (2)	16,641	15,698	14,502	14,811	15,135	61,652	55,842
Total noninterest expense	136,429	140,945	132,218	128,327	231,229	537,919	603,213
Income (loss) before income taxes and tax eq adj	46,726	44,789	56,166	63,120	(48,142)	210,801	86,092
Tax equivalent adjustment	3,306	3,299	3,383	3,477	3,451	13,465	12,345
Income (loss) before income taxes	43,420	41,490	52,783	59,643	(51,593)	197,336	73,747
Income taxes	7,297	7,461	7,746	9,343	(17,530)	31,847	1,860
Net income (loss)	$36,123	$34,029	$45,037	$50,300	$(34,063)	$165,489	$71,887

Per share data
Earnings (loss) per share - basic	$0.59	$0.56	$0.74	$0.82	$(0.56)	$2.71	$1.17

Earnings (loss) per share - diluted	$0.59	$0.56	$0.74	$0.82	$(0.56)	$2.70	$1.17

Dividends per share	$0.23	$0.23	$0.23	$0.23	$0.23	$0.92	$0.92

Weighted average shares outstanding
Basic	61,070,481	61,069,750	61,063,277	61,011,059	60,969,400	61,053,849	61,242,358

Diluted	61,296,840	61,263,032	61,230,031	61,193,275	61,173,249	61,230,621	61,431,726

Period end shares outstanding	61,071,173	61,070,095	61,069,036	61,048,516	60,977,686	61,071,173	60,977,686

(1) See Note 1 - Litigation Settlement in the Notes to Consolidated Financials for additional information.
(2) During the first quarter of 2023, Trustmark reclassified its debit card transaction fees from other expense to services and fees. Prior periods have been reclassified accordingly.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2023
($ in thousands)
(unaudited)

	Quarter Ended
NONPERFORMING ASSETS (1)	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
Nonaccrual LHFI
Alabama (2)	$23,271	$23,530	$11,058	$10,919	$12,300
Florida	170	151	334	256	227
Mississippi (3)	54,615	45,050	36,288	32,560	24,683
Tennessee (4)	1,802	1,841	5,088	5,416	5,566
Texas	20,150	20,327	22,259	23,224	23,196
Total nonaccrual LHFI	100,008	90,899	75,027	72,375	65,972
Other real estate
Alabama (2)	1,397	315	—	—	194
Mississippi (3)	1,242	942	1,137	1,495	1,769
Tennessee (4)	—	—	—	189	23
Texas	4,228	4,228	—	—	—
Total other real estate	6,867	5,485	1,137	1,684	1,986
Total nonperforming assets	$106,875	$96,384	$76,164	$74,059	$67,958

LOANS PAST DUE OVER 90 DAYS (1)
LHFI	$5,790	$3,804	$3,911	$2,255	$3,929

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$51,243	$42,532	$35,766	$41,468	$49,320

	Quarter Ended					Year Ended
ACL LHFI (1)	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022	12/31/2023	12/31/2022
Beginning Balance	$134,031	$129,298	$122,239	$120,214	$115,050	$120,214	$99,457
Provision for credit losses, LHFI	7,585	8,322	8,211	3,244	6,902	27,362	21,677
Charge-offs	(4,250)	(7,496)	(2,773)	(2,996)	(3,893)	(17,515)	(11,332)
Recoveries	2,001	3,907	1,621	1,777	2,155	9,306	10,412
Net (charge-offs) recoveries	(2,249)	(3,589)	(1,152)	(1,219)	(1,738)	(8,209)	(920)
Ending Balance	$139,367	$134,031	$129,298	$122,239	$120,214	$139,367	$120,214

NET (CHARGE-OFFS) RECOVERIES (1)
Alabama (2)	$(299)	$(165)	$(141)	$(268)	$98	$(873)	$2,019
Florida	180	21	(35)	(36)	(60)	130	652
Mississippi (3)	(1,943)	(1,867)	(762)	(775)	(1,657)	(5,347)	(2,713)
Tennessee (4)	(193)	2,127	(166)	(124)	(195)	1,644	(790)
Texas	6	(3,705)	(48)	(16)	76	(3,763)	(88)
Total net (charge-offs) recoveries	$(2,249)	$(3,589)	$(1,152)	$(1,219)	$(1,738)	$(8,209)	$(920)

(1) Excludes PPP loans.
(2) Alabama includes the Georgia Loan Production Office.
(3) Mississippi includes Central and Southern Mississippi Regions.
(4) Tennessee includes Memphis, Tennessee and Northern Mississippi Regions.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
December 31, 2023
(unaudited)

	Quarter Ended					Year Ended
FINANCIAL RATIOS AND OTHER DATA	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022	12/31/2023	12/31/2022
Return on average equity	9.00%	8.53%	11.43%	13.39%	-9.05%	10.54%	4.48%
Return on average tangible equity	11.92%	11.32%	15.18%	18.03%	-12.14%	14.04%	6.00%
Return on average assets	0.77%	0.72%	0.96%	1.10%	-0.76%	0.89%	0.41%
Interest margin - Yield - FTE	5.48%	5.38%	5.16%	4.87%	4.40%	5.22%	3.46%
Interest margin - Cost	2.23%	2.08%	1.83%	1.47%	0.73%	1.91%	0.29%
Net interest margin - FTE	3.25%	3.29%	3.33%	3.39%	3.66%	3.32%	3.17%
Efficiency ratio (1)	70.25%	68.33%	66.17%	65.60%	65.85%	67.57%	69.37%
Full-time equivalent employees	2,757	2,756	2,761	2,758	2,738

CREDIT QUALITY RATIOS (2)
Net (recoveries) charge-offs / average loans	0.07%	0.11%	0.04%	0.04%	0.06%	0.06%	0.01%
Provision for credit losses, LHFI / average loans	0.23%	0.26%	0.26%	0.10%	0.23%	0.21%	0.19%
Nonaccrual LHFI / (LHFI + LHFS)	0.76%	0.70%	0.59%	0.57%	0.53%
Nonperforming assets / (LHFI + LHFS)	0.81%	0.74%	0.60%	0.58%	0.55%
Nonperforming assets / (LHFI + LHFS + other real estate)	0.81%	0.74%	0.60%	0.58%	0.55%
ACL LHFI / LHFI	1.08%	1.05%	1.03%	0.98%	0.99%
ACL LHFI-commercial / commercial LHFI	0.85%	0.86%	0.84%	0.80%	0.85%
ACL LHFI-consumer / consumer and home mortgage LHFI	1.81%	1.66%	1.60%	1.54%	1.41%
ACL LHFI / nonaccrual LHFI	139.36%	147.45%	172.34%	168.90%	182.22%
ACL LHFI / nonaccrual LHFI (excl individually analyzed loans)	249.31%	273.60%	301.44%	320.80%	399.19%

CAPITAL RATIOS
Total equity / total assets	8.88%	8.54%	8.53%	8.28%	8.28%
Tangible equity / tangible assets	6.95%	6.57%	6.56%	6.35%	6.27%
Tangible equity / risk-weighted assets	8.41%	7.81%	7.91%	7.94%	7.61%
Tier 1 leverage ratio	8.62%	8.49%	8.35%	8.29%	8.47%
Common equity tier 1 capital ratio	10.04%	9.89%	9.87%	9.76%	9.74%
Tier 1 risk-based capital ratio	10.44%	10.29%	10.27%	10.17%	10.15%
Total risk-based capital ratio	12.29%	12.11%	12.08%	11.95%	11.91%

STOCK PERFORMANCE
Market value-Close	$27.88	$21.73	$21.12	$24.70	$34.91
Book value	$27.21	$25.71	$25.73	$25.59	$24.47
Tangible book value	$20.87	$19.37	$19.38	$19.24	$18.11

(1) See Note 7 – Non-GAAP Financial Measures in the Notes to Consolidated Financials for Trustmark’s efficiency ratio calculation.
(2) Excludes PPP loans.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
December 31, 2023
($ in thousands)
(unaudited)

Note 1 - Litigation Settlement

As previously announced, on December 31, 2022, Trustmark National Bank (TNB) agreed to a settlement in principle (the Stanford Settlement) relating to litigation involving the Stanford Financial Group. On January 13, 2023, TNB entered into a Settlement Agreement (the Stanford Settlement Agreement) reflecting the terms of the Stanford Settlement. The parties to the Stanford Settlement Agreement are, on the one hand, (i) Ralph S. Janvey, solely in his capacity as the court-appointed receiver (the Stanford Receiver) for the Stanford Receivership Estate; (ii) the Official Stanford Investors Committee; (iii) each of the plaintiffs in the Rotstain and Smith Actions; and, on the other hand, (iv) TNB. Under the terms of the Stanford Settlement Agreement, the parties agreed to settle and dismiss the Rotstain Action, the Smith Action, and all current or future claims by plaintiffs in either such Action arising from or related to Stanford. In addition, the Stanford Settlement Agreement provided that the parties would request dismissal of the Jackson Action pursuant to the terms of the bar orders described below. The Court’s approval of the Stanford Settlement Agreement, including the bar orders described below, has occurred and has been upheld on appeal, as described below. As a result, pursuant to the Stanford Settlement, TNB will make a one-time cash payment of $100.0 million to the Stanford Receiver on February 2, 2024.

The Stanford Settlement Agreement included the parties’ agreement to seek the Northern District of Texas District Court’s entry of bar orders prohibiting any continued or future claims by the plaintiffs in the Actions or by any other person or entity against TNB and its related parties relating to Stanford, whether asserted to date or not. The bar orders prohibit all litigation relating to Stanford described herein, including not only the Actions and any pending matters but also any actions that may be brought in the future. Final Court approval of these bar orders was a condition of the Stanford Settlement.

The Stanford Settlement Agreement was also subject to notice to Stanford’s investor claimants (which has been provided) and final, non-appealable approval by the U.S. District Court for the Northern District of Texas (which has occurred).

The Stanford Settlement Agreement also provides that TNB denies and makes no admission of liability or wrongdoing in connection with any Stanford matter. As has been the case throughout the pendency of the Actions, TNB expressly denies any liability or wrongdoing with respect to any matter alleged in regard to the multi-billion dollar Ponzi scheme operated by Stanford for almost 20 years. TNB’s relationship with Stanford began as a result of TNB’s acquisition of a Houston-based bank in August 2006, and consisted of ordinary banking services provided to business deposit customers.

The foregoing description of the terms of the Stanford Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Stanford Settlement Agreement, a copy of which is filed as Exhibit 10.ai to the 2022 Annual Report and is incorporated herein by reference.

On January 20, 2023, the U.S. District Court for the Northern District of Texas entered an order preliminarily finding that the Stanford Settlement is fair, reasonable, and equitable; has no obvious deficiencies; and is the product of serious, informed, good faith, and arm’s-length negotiations. Following the provision of notice as required by the Stanford Settlement Agreement and by the Court’s preliminary order, the Court (Judge David C. Godbey, presiding) held a Final Approval Hearing on May 3, 2023, at which the Court approved the Stanford Settlement from the bench. On May 4, 2023, Judge Godbey signed the written orders confirming his oral ruling, including the bar order contemplated by the Stanford Settlement Agreement and the judgment and bar order with respect to the Jackson Action.

On May 10, 2023, Robert Allen Stanford, writing from prison, appealed the District Court’s approval of the Stanford Settlement to the Fifth Circuit Court of Appeals. On June 12, 2023, the Stanford Receiver moved to dismiss the appeal as frivolous. On July 25, 2023, a three-judge panel of the Fifth Circuit issued a per curiam order dismissing Stanford’s appeal as frivolous. In July and August 2023, Mr. Stanford filed, then subsequently withdrew, a motion seeking panel rehearing of the Fifth Circuit’s July 25, 2023, decision.

When Stanford’s deadline to appeal the Fifth Circuit’s ruling to the Supreme Court of the United States passed without his filing a petition for certiorari, the trial court’s ruling approving the Stanford Settlement and entering the bar orders became final and non-appealable, as defined in the Stanford Settlement Agreement (the Stanford Settlement Effective Date). On November 14, the parties to the Rotstain and Smith Actions filed agreed dismissals of those cases, which were granted on November 27, 2023 (Smith Action) and December 18, 2023 (Rotstain Action). Those dismissals were final and non-appealable as of December 27, 2023 (Smith Action) and January 17, 2024 (Rotstain Action). Accordingly, pursuant to the Stanford Settlement Agreement, TNB will make the settlement payment on February 2, 2024, concluding the Stanford Settlement.

TNB and Trustmark Corporation determined that it was in the best interest of TNB, Trustmark Corporation and the shareholders of Trustmark Corporation to enter into the Stanford Settlement and the Stanford Settlement Agreement to eliminate the risk, ongoing expense, uncertainty as to ultimate outcome, and imposition on management and the business of TNB of further litigation of the Actions and related Stanford claims.

As previously announced, on August 30, 2023, TNB agreed to a settlement in principle (the Adams/Madison Timber Settlement) relating to litigation and claims involving Arthur Lamar Adams and Madison Timber Properties, LLC (collectively, Adams/Madison Timber). On October 9, 2023, TNB entered into a Settlement Agreement (the Adams/Madison Timber Settlement Agreement) reflecting the terms of the Adams/Madison Timber Settlement. The parties to the Adams/Madison Timber Settlement are, on the one hand, Alysson Mills in her capacity as Court-appointed Receiver (the Adams/Madison Timber Receiver); and, on the other hand, TNB. Under the terms of the Adams/Madison Timber Settlement Agreement, the parties agreed to settle and dismiss the Adams/Madison Timber Action, and the Adams/Madison Timber Receiver agreed to fully release all claims against TNB and any of its employees, agents and representatives. The Adams/Madison Timber Settlement included the parties’ agreement to seek the Court’s entry of bar orders prohibiting any continued or future claims by anyone against TNB and its related parties relating to Adams/Madison Timber, whether asserted to date or not. Final Court approval of a bar order was a condition of the Adams/Madison Timber Settlement. On November 14, 2023, the Court entered a Partial Final Judgment and Final Bar Order approving the settlement. The bar order therefore is expected to prohibit all litigation relating to Adams/Madison Timber described herein.

The Adams/Madison Timber Settlement was subject to notice to Adams/Madison Timber investors, and final, non-appealable approval by the Court and entry of a judgment dismissing the Lawsuit against TNB. No investor or other interested parties appealed the bar order before the appeal deadline passed. Accordingly, TNB made the settlement payment to the Adams/Madison Timber Receiver on January 22, 2024, concluding the Adams/Madison Timber Settlement.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
December 31, 2023
($ in thousands)
(unaudited)

Note 1 - Litigation Settlement (continued)

At the time of the entry into the Stanford Settlement as described above, Trustmark Corporation recognized $100.0 million of litigation settlement expense, as well as an additional $750 thousand in legal fees, which were included in noninterest expense related to the Stanford litigation during the fourth quarter of 2022. As a result of the entry into the Adams/Madison Timber Settlement as described above, Trustmark Corporation recognized $6.5 million of litigation settlement expense which was included in noninterest expense related to the Adams/Madison Timber litigation during the third quarter of 2023. Trustmark Corporation expects that both the Stanford Settlement and Adams/Madison Timber Settlement will be tax deductible. Trustmark Corporation and TNB remain substantially above levels considered to be well-capitalized under all relevant standards.

Note 2 - Securities Available for Sale and Held to Maturity

The following table is a summary of the estimated fair value of securities available for sale and the amortized cost of securities held to maturity:

	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
SECURITIES AVAILABLE FOR SALE
U.S. Treasury securities	$372,368	$363,476	$362,966	$386,903	$391,513
U.S. Government agency obligations	5,792	6,780	6,999	7,254	7,766
Obligations of states and political subdivisions	—	4,642	4,813	4,907	4,862
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	23,135	22,881	25,336	26,851	27,097
Issued by FNMA and FHLMC	1,176,798	1,171,521	1,250,435	1,317,848	1,345,463
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	86,074	90,402	98,388	108,192	115,140
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	98,711	106,472	122,946	132,207	132,241
Total securities available for sale	$1,762,878	$1,766,174	$1,871,883	$1,984,162	$2,024,082

SECURITIES HELD TO MATURITY
U.S. Treasury securities	$29,068	$28,872	$28,679	$28,486	$28,295
Obligations of states and political subdivisions	340	341	1,180	4,507	4,510
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	13,005	13,090	13,235	4,336	4,442
Issued by FNMA and FHLMC	469,593	474,003	484,679	497,854	509,311
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	154,466	162,031	171,002	179,334	188,201
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	759,807	759,950	759,890	759,821	759,755
Total securities held to maturity	$1,426,279	$1,438,287	$1,458,665	$1,474,338	$1,494,514

At December 31, 2023, the net unamortized, unrealized loss included in accumulated other comprehensive income (loss) in the accompanying balance sheet for securities held to maturity transferred from securities available for sale totaled $57.6 million.

Management continues to focus on asset quality as one of the strategic goals of the securities portfolio, which is evidenced by the investment of 99.99% of the portfolio in GSE-backed obligations and other Aaa rated securities as determined by Moody’s. None of the securities owned by Trustmark are collateralized by assets which are considered sub-prime. Furthermore, outside of stock ownership in the Federal Home Loan Bank of Dallas, Federal Home Loan Bank of Atlanta and Federal Reserve Bank, Trustmark does not hold any other equity investment in a GSE.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
December 31, 2023
($ in thousands)
(unaudited)

Note 3 – Loan Composition

LHFI consisted of the following during the periods presented:

LHFI BY TYPE	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
Loans secured by real estate:
Construction, land development and other land loans	$1,510,679	$1,609,326	$1,722,657	$1,723,772	$1,719,542
Secured by 1-4 family residential properties	2,904,715	2,893,606	2,854,182	2,822,048	2,775,847
Secured by nonfarm, nonresidential properties	3,489,434	3,569,671	3,471,728	3,375,579	3,278,830
Other real estate secured	1,312,551	1,218,499	954,410	847,527	742,538
Commercial and industrial loans	1,922,910	1,828,924	1,883,480	1,882,360	1,821,259
Consumer loans	161,725	161,940	163,788	162,911	166,425
State and other political subdivision loans	1,088,466	1,056,569	1,111,710	1,193,727	1,223,863
Other loans and leases	560,044	471,724	452,012	489,271	475,735
LHFI	12,950,524	12,810,259	12,613,967	12,497,195	12,204,039
ACL LHFI	(139,367)	(134,031)	(129,298)	(122,239)	(120,214)
Net LHFI	$12,811,157	$12,676,228	$12,484,669	$12,374,956	$12,083,825

The following table presents the LHFI composition based upon the region where the loan was originated and reflects each region’s diversified mix of loans:

	December 31, 2023
LHFI - COMPOSITION BY REGION	Total	Alabama (1)	Florida	Mississippi (Central and Southern Regions)	Tennessee (Memphis, TN and Northern MS Regions)	Texas
Loans secured by real estate:
Construction, land development and other land loans	$1,510,679	$688,438	$37,626	$435,406	$37,194	$312,015
Secured by 1-4 family residential properties	2,904,715	151,446	54,998	2,582,329	84,031	31,911
Secured by nonfarm, nonresidential properties	3,489,434	960,656	233,908	1,431,968	153,226	709,676
Other real estate secured	1,312,551	583,165	1,761	396,715	7,587	323,323
Commercial and industrial loans	1,922,910	658,573	25,406	780,949	217,729	240,253
Consumer loans	161,725	22,609	7,509	101,389	20,433	9,785
State and other political subdivision loans	1,088,466	71,882	52,759	813,291	25,999	124,535
Other loans and leases	560,044	209,874	8,476	223,583	46,519	71,592
Loans	$12,950,524	$3,346,643	$422,443	$6,765,630	$592,718	$1,823,090

CONSTRUCTION, LAND DEVELOPMENT AND OTHER LAND LOANS BY REGION
Lots	$71,875	$30,186	$8,353	$17,257	$4,714	$11,365
Development	146,655	74,015	1,262	36,690	12,649	22,039
Unimproved land	101,941	17,432	12,853	36,573	8,094	26,989
1-4 family construction	322,415	164,712	13,099	95,297	11,737	37,570
Other construction	867,793	402,093	2,059	249,589	—	214,052
Construction, land development and other land loans	$1,510,679	$688,438	$37,626	$435,406	$37,194	$312,015

(1) Includes Georgia Loan Production Office.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
December 31, 2023
($ in thousands)
(unaudited)

Note 3 – Loan Composition (continued)

	December 31, 2023
	Total	Alabama (1)	Florida	Mississippi (Central and Southern Regions)	Tennessee (Memphis, TN and Northern MS Regions)	Texas

LOANS SECURED BY NONFARM, NONRESIDENTIAL PROPERTIES BY REGION
Non-owner occupied:
Retail	$346,844	$128,743	$25,732	$91,057	$17,721	$83,591
Office	286,511	104,114	19,857	94,294	1,649	66,597
Hotel/motel	270,740	144,403	47,111	53,227	25,999	—
Mini-storage	157,938	32,452	1,917	103,500	756	19,313
Industrial	382,737	57,386	19,762	123,306	9,730	172,553
Health care	97,783	69,352	688	25,021	333	2,389
Convenience stores	26,254	3,315	425	13,777	249	8,488
Nursing homes/senior living	508,665	229,352	—	160,359	4,901	114,053
Other	110,828	31,370	9,232	52,521	8,321	9,384
Total non-owner occupied loans	2,188,300	800,487	124,724	717,062	69,659	476,368

Owner-occupied:
Office	152,053	44,028	38,401	39,790	11,459	18,375
Churches	62,217	17,098	4,178	34,899	3,541	2,501
Industrial warehouses	159,227	11,619	4,618	40,837	16,330	85,823
Health care	125,304	11,031	6,274	87,507	2,269	18,223
Convenience stores	142,537	12,593	29,299	65,031	14	35,600
Retail	89,174	9,606	15,644	37,340	17,694	8,890
Restaurants	48,172	4,010	3,503	22,316	15,095	3,248
Auto dealerships	43,556	5,533	201	21,383	16,439	—
Nursing homes/senior living	345,108	31,644	—	287,264	—	26,200
Other	133,786	13,007	7,066	78,539	726	34,448
Total owner-occupied loans	1,301,134	160,169	109,184	714,906	83,567	233,308
Loans secured by nonfarm, nonresidential properties	$3,489,434	$960,656	$233,908	$1,431,968	$153,226	$709,676

(1) Includes Georgia Loan Production Office.

Note 4 – Yields on Earning Assets and Interest-Bearing Liabilities

The following table illustrates the yields on earning assets by category as well as the rates paid on interest-bearing liabilities on a tax equivalent basis:

	Quarter Ended					Year Ended
	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022	12/31/2023	12/31/2022
Securities – taxable	1.85%	1.89%	1.87%	1.85%	1.71%	1.86%	1.55%
Securities – nontaxable	3.81%	4.05%	4.25%	4.00%	3.95%	4.04%	3.97%
Securities – total	1.85%	1.89%	1.87%	1.86%	1.72%	1.87%	1.56%
PPP loans	—	—	—	—	12.39%	—	4.30%
Loans - LHFI & LHFS	6.41%	6.34%	6.08%	5.79%	5.27%	6.16%	4.32%
Loans - total	6.41%	6.34%	6.08%	5.79%	5.27%	6.16%	4.32%
Fed funds sold & reverse repurchases	6.56%	5.17%	5.51%	5.11%	4.29%	5.36%	4.22%
Other earning assets	5.87%	5.01%	5.36%	4.09%	3.76%	5.10%	0.89%
Total earning assets	5.48%	5.38%	5.16%	4.87%	4.40%	5.22%	3.46%

Interest-bearing deposits	2.67%	2.39%	1.96%	1.53%	0.71%	2.16%	0.28%
Fed funds purchased & repurchases	5.26%	5.14%	5.01%	4.49%	3.44%	4.97%	2.16%
Other borrowings	5.08%	5.32%	5.12%	4.87%	3.73%	5.09%	3.11%
Total interest-bearing liabilities	2.89%	2.72%	2.42%	1.98%	1.03%	2.51%	0.43%

Total Deposits	2.10%	1.84%	1.48%	1.13%	0.51%	1.65%	0.20%

Net interest margin	3.25%	3.29%	3.33%	3.39%	3.66%	3.32%	3.17%
Net interest margin excluding PPP loans and the FRB balance	3.16%	3.24%	3.23%	3.36%	3.66%	3.25%	3.30%

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
December 31, 2023
($ in thousands)
(unaudited)

Note 4 – Yields on Earning Assets and Interest-Bearing Liabilities (continued)

Reflected in the table above are yields on earning assets and liabilities, along with the net interest margin which equals reported net interest income-FTE, annualized, as a percent of average earning assets. In addition, the table includes net interest margin excluding PPP loans and the balance held at the Federal Reserve Bank of Atlanta (FRB), which equals reported net interest income-FTE excluding interest income on PPP loans and the FRB balance, annualized, as a percent of average earning assets excluding average PPP loans and the FRB balance.

For the fourth quarter of 2023, the average FRB balance totaled $572.0 million compared to $566.3 million for the third quarter of 2023 and is included in other earning assets in the accompanying average consolidated balance sheets.

The net interest margin excluding PPP loans and the FRB balance decreased 8 basis points when compared to the third quarter of 2023, totaling 3.16% for the fourth quarter of 2023, primarily due to increased costs of interest-bearing liabilities which resulted from the higher interest-rate environment and was partially offset by an increase in the yield on the loans held for investment and held for sale portfolio.

Note 5 – Mortgage Banking

Trustmark utilizes a portfolio of exchange-traded derivative instruments, such as Treasury note futures contracts and option contracts, to achieve a fair value return that offsets the changes in fair value of mortgage servicing rights (MSR) attributable to interest rates. These transactions are considered freestanding derivatives that do not otherwise qualify for hedge accounting under generally accepted accounting principles (GAAP). Changes in the fair value of these exchange-traded derivative instruments, including administrative costs, are recorded in noninterest income in mortgage banking, net and are offset by the changes in the fair value of the MSR. The MSR fair value represents the present value of future cash flows, which among other things includes decay and the effect of changes in interest rates. Ineffectiveness of hedging the MSR fair value is measured by comparing the change in value of hedge instruments to the change in the fair value of the MSR asset attributable to changes in interest rates and other market driven changes in valuation inputs and assumptions. The impact of this strategy resulted in a net negative hedge ineffectiveness of $2.2 million during the fourth quarter of 2023.

The following table illustrates the components of mortgage banking revenues included in noninterest income in the accompanying income statements:

	Quarter Ended					Year Ended
	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022	12/31/2023	12/31/2022
Mortgage servicing income, net	$6,731	$6,916	$6,764	$6,785	$6,636	$27,196	$26,291
Change in fair value-MSR from runoff	(2,972)	(3,203)	(2,710)	(1,145)	(2,981)	(10,030)	(14,034)
Gain on sales of loans, net	3,913	3,748	3,887	3,797	3,328	15,345	20,178
Mortgage banking income before hedge ineffectiveness	7,672	7,461	7,941	9,437	6,983	32,511	32,435
Change in fair value-MSR from market changes	(10,224)	6,809	5,898	(3,972)	(3,348)	(1,489)	38,181
Change in fair value of derivatives	8,071	(7,812)	(7,239)	2,174	(227)	(4,806)	(42,310)
Net positive (negative) hedge ineffectiveness	(2,153)	(1,003)	(1,341)	(1,798)	(3,575)	(6,295)	(4,129)
Mortgage banking, net	$5,519	$6,458	$6,600	$7,639	$3,408	$26,216	$28,306

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
December 31, 2023
($ in thousands)
(unaudited)

Note 6 – Other Noninterest Income and Expense

Other noninterest income consisted of the following for the periods presented:

	Quarter Ended					Year Ended
	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022	12/31/2023	12/31/2022
Partnership amortization for tax credit purposes	$(2,013)	$(1,995)	$(2,019)	$(1,961)	$(1,869)	$(7,988)	$(6,211)
Increase in life insurance cash surrender value	1,825	1,784	1,716	1,693	1,687	7,018	6,673
Other miscellaneous income	2,767	2,610	3,998	2,782	2,493	12,157	9,380
Total other, net	$2,579	$2,399	$3,695	$2,514	$2,311	$11,187	$9,842

Trustmark invests in partnerships that provide income tax credits on a Federal and/or State basis (i.e., new market tax credits, low-income housing tax credits and historical tax credits). The income tax credits related to these partnerships are utilized as specifically allowed by income tax law and are recorded as a reduction in income tax expense.

Other noninterest expense consisted of the following for the periods presented:

	Quarter Ended					Year Ended
	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022	12/31/2023	12/31/2022
Loan expense (1)	$2,380	$3,130	$3,066	$2,538	$2,908	$11,114	$12,249
Amortization of intangibles	128	129	130	288	312	675	1,434
FDIC assessment expense	4,844	3,765	2,550	2,370	2,130	13,529	7,385
Other real estate expense, net	(184)	(40)	171	172	18	119	1,173
Other miscellaneous expense	9,473	8,714	8,585	9,443	9,767	36,215	33,601
Total other expense (1)	$16,641	$15,698	$14,502	$14,811	$15,135	$61,652	$55,842

(1) During the first quarter of 2023, Trustmark reclassified its debit card transaction fees from other expense to services and fees. Prior periods have been reclassified accordingly.

Note 7 – Non-GAAP Financial Measures

In addition to capital ratios defined by GAAP and banking regulators, Trustmark utilizes various tangible common equity measures when evaluating capital utilization and adequacy. Tangible common equity, as defined by Trustmark, represents common equity less goodwill and identifiable intangible assets. Trustmark’s Common Equity Tier 1 capital includes common stock, capital surplus and retained earnings, and is reduced by goodwill and other intangible assets, net of associated net deferred tax liabilities as well as disallowed deferred tax assets and threshold deductions as applicable.

Trustmark believes these measures are important because they reflect the level of capital available to withstand unexpected market conditions. Additionally, presentation of these measures allows readers to compare certain aspects of Trustmark’s capitalization to other organizations. These ratios differ from capital measures defined by banking regulators principally in that the numerator excludes shareholders’ equity associated with preferred securities, the nature and extent of which varies across organizations. In Management’s experience, many stock analysts use tangible common equity measures in conjunction with more traditional bank capital ratios to compare capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase accounting method in accounting for mergers and acquisitions.

These calculations are intended to complement the capital ratios defined by GAAP and banking regulators. Because GAAP does not include these capital ratio measures, Trustmark believes there are no comparable GAAP financial measures to these tangible common equity ratios. Despite the importance of these measures to Trustmark, there are no standardized definitions for them and, as a result, Trustmark’s calculations may not be comparable with other organizations. Also, there may be limits in the usefulness of these measures to investors. As a result, Trustmark encourages readers to consider its audited consolidated financial statements and the notes related thereto in their entirety and not to rely on any single financial measure.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
December 31, 2023
($ in thousands except per share data)
(unaudited)

Note 7 – Non-GAAP Financial Measures (continued)

		Quarter Ended					Year Ended
		12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022	12/31/2023	12/31/2022
TANGIBLE EQUITY
AVERAGE BALANCES
Total shareholders' equity		$1,592,493	$1,582,885	$1,580,291	$1,523,828	$1,493,291	$1,570,098	$1,604,854
Less: Goodwill		(384,237)	(384,237)	(384,237)	(384,237)	(384,237)	(384,237)	(384,237)
Identifiable intangible assets		(3,044)	(3,174)	(3,301)	(3,523)	(3,816)	(3,259)	(4,312)
Total average tangible equity		$1,205,212	$1,195,474	$1,192,753	$1,136,068	$1,105,238	$1,182,602	$1,216,305

PERIOD END BALANCES
Total shareholders' equity		$1,661,847	$1,570,351	$1,571,193	$1,562,099	$1,492,268
Less: Goodwill		(384,237)	(384,237)	(384,237)	(384,237)	(384,237)
Identifiable intangible assets		(2,965)	(3,093)	(3,222)	(3,352)	(3,640)
Total tangible equity	(a)	$1,274,645	$1,183,021	$1,183,734	$1,174,510	$1,104,391

TANGIBLE ASSETS
Total assets		$18,722,189	$18,390,839	$18,422,626	$18,877,178	$18,015,478
Less: Goodwill		(384,237)	(384,237)	(384,237)	(384,237)	(384,237)
Identifiable intangible assets		(2,965)	(3,093)	(3,222)	(3,352)	(3,640)
Total tangible assets	(b)	$18,334,987	$18,003,509	$18,035,167	$18,489,589	$17,627,601
Risk-weighted assets	(c)	$15,153,263	$15,143,531	$14,966,614	$14,793,893	$14,521,078

NET INCOME (LOSS) ADJUSTED FOR INTANGIBLE AMORTIZATION
Net income (loss)		$36,123	$34,029	$45,037	$50,300	$(34,063)	$165,489	$71,887
Plus: Intangible amortization net of tax		96	96	97	216	234	505	1,076
Net income (loss) adjusted for intangible amortization		$36,219	$34,125	$45,134	$50,516	$(33,829)	$165,994	$72,963
Period end common shares outstanding	(d)	61,071,173	61,070,095	61,069,036	61,048,516	60,977,686

TANGIBLE COMMON EQUITY MEASUREMENTS
Return on average tangible equity (1)		11.92%	11.32%	15.18%	18.03%	-12.14%	14.04%	6.00%
Tangible equity/tangible assets	(a)/(b)	6.95%	6.57%	6.56%	6.35%	6.27%
Tangible equity/risk-weighted assets	(a)/(c)	8.41%	7.81%	7.91%	7.94%	7.61%
Tangible book value	(a)/(d)*1,000	$20.87	$19.37	$19.38	$19.24	$18.11

COMMON EQUITY TIER 1 CAPITAL (CET1)
Total shareholders' equity		$1,661,847	$1,570,351	$1,571,193	$1,562,099	$1,492,268
CECL transition adjustment		13,000	13,000	13,000	13,000	19,500
AOCI-related adjustments		219,723	287,888	265,704	242,381	275,403
CET1 adjustments and deductions:
Goodwill net of associated deferred tax liabilities (DTLs)		(370,212)	(370,219)	(370,227)	(370,234)	(370,241)
Other adjustments and deductions for CET1 (2)		(2,693)	(2,803)	(2,915)	(3,275)	(3,258)
CET1 capital	(e)	1,521,665	1,498,217	1,476,755	1,443,971	1,413,672
Additional tier 1 capital instruments plus related surplus		60,000	60,000	60,000	60,000	60,000
Tier 1 capital		$1,581,665	$1,558,217	$1,536,755	$1,503,971	$1,473,672

Common equity tier 1 capital ratio	(e)/(c)	10.04%	9.89%	9.87%	9.76%	9.74%

(1)
Calculation = ((net income (loss) adjusted for intangible amortization/number of days in period)*number of days in year)/total average tangible equity.
(2)
Includes other intangible assets, net of DTLs, disallowed deferred tax assets (DTAs), threshold deductions and transition adjustments, as applicable.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
December 31, 2023
($ in thousands except per share data)
(unaudited)

Note 7 – Non-GAAP Financial Measures (continued)

Trustmark discloses certain non-GAAP financial measures because Management uses these measures for business planning purposes, including to manage Trustmark’s business against internal projected results of operations and to measure Trustmark’s performance. Trustmark views these as measures of our core operating business, which exclude the impact of the items detailed below, as these items are generally not operational in nature. These non-GAAP financial measures also provide another basis for comparing period-to-period results as presented in the accompanying selected financial data table and the audited consolidated financial statements by excluding potential differences caused by non-operational and unusual or non-recurring items. Readers are cautioned that these adjustments are not permitted under GAAP. Trustmark encourages readers to consider its consolidated financial statements and the notes related thereto in their entirety, and not to rely on any single financial measure.

The following table presents pre-provision net revenue (PPNR) during the periods presented:

			Quarter Ended					Year Ended
			12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022	12/31/2023	12/31/2022

	Net interest income (GAAP)		$136,742	$138,637	$139,904	$137,595	$146,583	$552,878	$494,708
	Noninterest income (GAAP)		49,804	52,224	53,553	51,377	45,170	206,958	205,144
	Pre-provision revenue	(a)	$186,546	$190,861	$193,457	$188,972	$191,753	$759,836	$699,852

	Noninterest expense (GAAP)		$136,429	$140,945	$132,218	$128,327	$231,229	$537,919	$603,213
Less:	Reduction in force expense		(1,406)	—	—	—	—	(1,406)	—
	Litigation settlement expense		—	(6,500)	—	—	(100,750)	(6,500)	(100,750)
	Adjusted noninterest expense - PPNR (Non-GAAP)	(b)	$135,023	$134,445	$132,218	$128,327	$130,479	$530,013	$502,463

	PPNR (Non-GAAP)	(a)-(b)	$51,523	$56,416	$61,239	$60,645	$61,274	$229,823	$197,389

The following table presents adjustments to net income (loss) and select financial ratios as reported in accordance with GAAP resulting from significant non-routine items occurring during the periods presented:

	Quarter Ended				Year Ended
	12/31/2023		12/31/2022		12/31/2023		12/31/2022
	Amount	Diluted EPS	Amount	Diluted EPS	Amount	Diluted EPS	Amount	Diluted EPS

Net income (loss) (GAAP)	$36,123	$0.59	$(34,063)	$(0.56)	$165,489	$2.70	$71,887	$1.17

Significant non-routine transactions (net of taxes):
Reduction in force expense	1,055	0.02	—	—	1,055	0.02	—	—
Litigation settlement expense	—	—	75,563	1.24	4,875	0.08	75,563	1.23
Net income adjusted for significant non-routine transactions (Non-GAAP)	$37,178	$0.61	$41,500	$0.68	$171,419	$2.80	$147,450	$2.40

	Reported (GAAP)	Adjusted (Non-GAAP)	Reported (GAAP)	Adjusted (Non-GAAP)	Reported (GAAP)	Adjusted (Non-GAAP)	Reported (GAAP)	Adjusted (Non-GAAP)
Return on average equity	9.00%	9.23%	-9.05%	10.75%	10.54%	10.90%	4.48%	9.13%
Return on average tangible equity	11.92%	12.22%	-12.14%	14.49%	14.04%	14.51%	6.00%	12.12%
Return on average assets	0.77%	0.79%	-0.76%	0.93%	0.89%	0.92%	0.41%	0.84%

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
December 31, 2023
($ in thousands)
(unaudited)

Note 7 – Non-GAAP Financial Measures (continued)

The following table presents Trustmark’s calculation of its efficiency ratio for the periods presented:

			Quarter Ended					Year Ended
			12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022	12/31/2023	12/31/2022

	Total noninterest expense (GAAP)		$136,429	$140,945	$132,218	$128,327	$231,229	$537,919	$603,213
Less:	Other real estate expense, net		184	40	(171)	(172)	(18)	(119)	(1,173)
	Amortization of intangibles		(128)	(129)	(130)	(288)	(312)	(675)	(1,434)
	Charitable contributions resulting in state tax credits		(325)	(325)	(325)	(325)	(375)	(1,300)	(1,500)
	Reduction in force expense		(1,406)	—	—	—	—	(1,406)	—
	Litigation settlement expense		—	(6,500)	—	—	(100,750)	(6,500)	(100,750)
	Adjusted noninterest expense (Non-GAAP)	(c)	$134,754	$134,031	$131,592	$127,542	$129,774	$527,919	$498,356

	Net interest income (GAAP)		$136,742	$138,637	$139,904	$137,595	$146,583	$552,878	$494,708
Add:	Tax equivalent adjustment		3,306	3,299	3,383	3,477	3,451	13,465	12,345
	Net interest income-FTE (Non-GAAP)	(a)	$140,048	$141,936	$143,287	$141,072	$150,034	$566,343	$507,053

	Noninterest income (GAAP)		$49,804	$52,224	$53,553	$51,377	$45,170	$206,958	$205,144
Add:	Partnership amortization for tax credit purposes		2,013	1,995	2,019	1,961	1,869	7,988	6,211
Less:	Securities (gains) losses, net		(39)	—	—	—	—	(39)	—
	Adjusted noninterest income (Non-GAAP)	(b)	$51,778	$54,219	$55,572	$53,338	$47,039	$214,907	$211,355

	Adjusted revenue (Non-GAAP)	(a)+(b)	$191,826	$196,155	$198,859	$194,410	$197,073	$781,250	$718,408

	Efficiency ratio (Non-GAAP)	(c)/((a)+(b))	70.25%	68.33%	66.17%	65.60%	65.85%	67.57%	69.37%